UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2006, the Company’s board of directors approved board of directors fees, effective July 1, 2006. The schedule of director fees is attached as Exhibit 10.1 to this Form 8-K and is incorporated into Item 1.01 of this Form 8-K by reference.

Item 7.01 Regulation FD Disclosure.

At the Company’s annual meeting of shareholders on June 1, 2006, Richard W. Orchard, age 52, was elected to the Company’s board of directors as a Class III director. Incumbents James L. Green and Matthew P. Smith were also reelected by the Company’s shareholders as Class III directors. In addition, on June 1, 2006, the Board of Directors appointed Mr. Orchard to the Company’s Compensation/Nominating Committee and Mr. Moersdorf, Jr. to the Company’s Audit Committee.

On June 1, 2006, James L. Green announced his resignation as Chairman of the Board and that he will continue to serve as a board member. Subsequently, on June 1, 2006, the board of directors elected John G. Heindel, the Company’s President and Chief Executive Officer, to fill the position of Chairman of the Board.

The Company’s press release, dated June 7, 2006, regarding its board changes is furnished as Exhibit 99.1 hereto and is incorporated into Item 7.01 of this Form 8-K by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Schedule of Directors Fees.

99.1	Press Release, dated June 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: June 7, 2006	By:	/s/ John G. Heindel
John G. Heindel
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Schedule of Director Fees.

99.1	Press Release, dated June 7, 2006.